COLUMBIA INSURANCE CORPORATION LTD.
INTERIM REPORT RULE 24      FILE NO. 70-8905                           EXHIBIT 2
INCURRED AND PAID LOSSES FOR THE PERIOD 1/1/01-6/30/01


                                                     PAID
                                  LEAD-IN LOSS  LOSSES IN     OSLR AT      IBNR AT       TOTAL        TOTAL        MOVEMENT
POLICY YEAR   COVERAGE                RESERVES     PERIOD     6/30/01      6/30/01     RESERVE     INCURRED   FROM 12/31/00

7/1/96-97     General Liability     1,009,387        -           -       1,009,387    1,009,387   1,009,387             (0)

7/1/97-98     General Liability     3,414,864    266,621   1,060,000     2,088,243    3,148,243   3,414,864              0

7/1/98-99     General Liability     2,903,000        -       300,000     2,603,000    2,903,000   2,903,000            -

7/1/99-00     General Liability     4,000,000     29,000   1,771,000     2,229,000    4,000,000   4,029,000         29,000

7/1/00-01     General Liability     2,000,000        -     1,175,000     2,825,000    4,000,000   4,000,000      2,000,000

6/30/96-97    All Risk                    -          -           -             -            -           -              -

6/30/97-98    All Risk                650,000    650,000         -             -            -       650,000            -

6/30/98-99    All Risk                593,000        -       593,000           -        593,000     593,000            -

6/30/99-00    All Risk              1,200,000          0     850,000           -        850,000     850,000       (350,000)

6/30/00-01    All Risk              1,500,000    500,000   1,750,000       100,000    1,850,000   2,350,000        850,000

                               --------------------------------------------------------------------------------------------
                                   17,270,251  1,445,621   7,499,000    10,854,630   18,353,630  19,799,251      2,529,000
                               ============================================================================================


INCEPTION TO DATE

                                           PAID LOSSES



7/1/96-97     General Liability               726,613

7/1/97-98     General Liability             1,837,757

7/1/98-99     General Liability                   -

7/1/99-00     General Liability                29,000

7/1/00-01     General Liability                   -

6/30/96-97    All Risk                            -

6/30/97-98    All Risk                      1,423,776

6/30/98-99    All Risk                      1,303,140

6/30/99-00    All Risk                      1,320,547

6/30/00-01    All Risk                        500,000

                                         ------------

                                            7,140,833
                                         =============